Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeff Kinsella, Chief Financial Officer of Lamperd Less Lethal Inc. (Principal Financial Officer and Principal Accounting Officer), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Lamperd Less Lethal Inc. for the interim period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lamperd Less Lethal Inc.

Dated: August 14, 2006

/s/ Jeff Kinsella

Jeff Kinsella

Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lamperd Less Lethal Inc. and will be retained by Lamperd Less Lethal Inc. and furnished to the Securities and Exchange Commission or its staff upon request.